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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 29, 2000

                            RAINING DATA CORPORATION
             (exact name of Registrant as specified in its charter)

            Delaware                                 333-50996                               943046892
-----------------------------------     -----------------------------------     -----------------------------------
  (State or other jurisdiction of            (Commission File Number)            (IRS Employer Identification No.)
            incorporation)

                              17500 Cartwright Road
                            Irvine, California 92614
               (Address of principal executive offices)(zip code)

       Registrant's Telephone Number, including Area Code: (800) 367-7425

                          Omnis Technology Corporation
                           981 Industrial Way, Bldg. B
                        San Carlos, California 94070-4117
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITIONS OR DISPOSITION OF ASSETS

        On December 1, 2000 (the "Effective Date"), Raining Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Raining Data Corporation f/k/a Omnis Technology Corporation (the "Company"), merged with and into PickAx, Inc., a Delaware corporation ("PickAx") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 23, 2000 between Merger Sub, the Company, PickAx and Gilbert Figueroa (a stockholder of PickAx) resulting in PickAx becoming a fully owned subsidiary of the Company (the "Merger"). The Merger was approved by the affirmative vote of the stockholders of the Company at a special meeting of the stockholders held on November 29, 2000.

        As a result of the Merger, the Company owns all of the voting securities of PickAx. PickAx is the parent corporation of a group of computer software development, marketing, sales and distribution companies principally providing database management software.

        The consideration paid by the Company to PickAx stockholders in connection with the Merger consisted of approximately 2,847,978 newly issued shares of the Company's common stock in exchange for all of the outstanding stock of PickAx, subject to a holdback of 10 percent of such shares in the event the revenues of the combined companies do not reach certain specified levels. In addition, the Company assumed preexisting PickAx employee stock options for 3,022,000 shares of PickAx common stock, which options were exchanged for options for 1,538,682 shares of the Company's common stock at an equivalent option exercise price. As a condition to the Merger, the Company also agreed to issue warrants for 2,201,353 shares of the Company's common stock in exchange for preexisting warrants for 4,323,500 shares of PickAx common stock, also subject to a holdback of 10 percent of the shares represented by such warrants in the event the revenues of the combined companies do not reach certain specified levels. All such exchanges in the Merger were based upon a negotiated exchange ratio of 0.50916 shares of the common stock of the Company for each one share of PickAx common stock. In addition, a promissory note previously issued by PickAx to Astoria Capital Partners, L.P. ("Astoria") in the amount of $18,525,416.67 in principal and accrued interest was exchanged for a new promissory note made by the Company in that amount of principal and accrued interest (the "New Astoria Promissory Note"), and Astoria also received warrants to purchase an additional 500,000 shares of the Company's common stock at an exercise price of $7.00 per share. The amount of the consideration given by the Company in exchange for the outstanding PickAx stock, options and warrants in the Merger combined, based on (i) a per share closing price of the Common Stock of the Company of $4.125 on November 30, 2000, (ii) a net valuation of the options and warrants assuming full vesting and exercise as of November 30, 2000 at the required exercise price, and (iii) including the amount of the New Astoria Promissory Note, was approximately $35,598,536.




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        In connection with the Merger, Astoria also exercised a separate stock warrant relating to a credit facility promissory note entered into by the Company in December 1999 in the total amount of $3,227,333 in principal and accrued interest. The stock warrant was fully exercised by Astoria at the closing of the Merger in exchange for 645,467 shares of Common Stock of the Company, at an agreed exercise price of $5 per share, by cancellation of such promissory note. This per share exercise price was above the per share closing price of the Common Stock on November 30, 2000. The exercise of the warrant and the cancellation of the promissory note were conditions precedent to the Merger.

        Prior to the Merger, Astoria held substantial interests in the capital stock of both the Company and PickAx. Prior to the Merger Astoria owned over thirty four percent (34%) percent of the capital shares of the Company on an as converted basis. In addition, as of October 20, 2000, Astoria owned 1,280,000 shares of common stock of PickAx and also owned senior convertible debt securities and warrants permitting Astoria to acquire approximately 16,313,500 additional shares of common stock of PickAx, thereby making Astoria the controlling stockholder of PickAx.

        The consideration paid at the closing of the Merger was determined through arms-length negotiations between the Company and PickAx, which negotiations took into account the respective business, financial position, operating history, products, intellectual property of each of the Company and PickAx and other factors relating to their respective businesses and prospects, and pursuant to a fairness opinion issued to the Company by Alliant Partners of Palo Alto, California, all as further described in the Definitive Proxy Statement filed with the Securities and Exchange Commission by the Company on November 16, 2000.

        A complete description of the Merger and the terms thereof also is included in the Definitive Proxy Statement filed with the Securities and Exchange Commission by the Company on November 16, 2000.


ITEM 5. OTHER EVENTS

        1. Pursuant to the Merger Agreement, Philip Barrett, a director of the Company, resigned as a director of the Company on November 29, 2000. The remaining directors of the Company appointed Gilbert Figueroa as a director of the Company to fill the vacancy created by the resignation of Mr. Barrett. In addition, pursuant to the Merger Agreement the President and Secretary of the Company (Gwyneth Gibbs and Geoffrey Wagner respectively) resigned as officers of the Company; and the Board of Directors of the Company appointed the following persons as officers of the Company: Gilbert Figueroa, as President and Chief Executive Officer and President; Richard Lauer as Chief Operating Officer and Vice President; Scott Anderson as Vice President, Finance, Treasurer and Secretary; Mario Barrenechea as Vice President; Timothy Holland as Vice President; and Gwyneth Gibbs as President of the Omnis Technology Division. Bryce J. Burns remains as the Chairman of the Board of the Company.



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        2. Pursuant to the affirmative vote of the stockholders of the Company at the special meeting of stockholders held on November 29, 2000, on such date the name of the Company was changed from Omnis Technology Corporation to Raining Data Corporation. The Nasdaq trading symbol of the Company also was changed to "RDTA" as of December 1, 2000.

        3. Pursuant to the affirmative vote of the stockholders of the Company at the special meeting of stockholders held on November 29, 2000, on such date the number of authorized shares of Common Stock of the Company, par value $0.10, was increased to 30,000,000 shares.

        4. As of December 4, 2000, the Company sold an additional 1,997,366 shares of Common Stock of the Company in a separate private placement to Astoria Capital Partners, LP ("Astoria") and two individuals in exchange for total consideration of $8,239,136 as follows: (i) 969,697 shares of the Common Stock in the private placement were sold to Astoria for $4,000,000 in cash, (ii) an additional 1,005,548 of the shares of Common Stock were sold to Astoria in exchange for the cancellation of a July 2000 promissory note in the amount of $4,147,886 in principal and accrued interest entered into by PickAx, Inc., a subsidiary of the Company, for a loan made by Astoria, and (iii) the additional 22,121 shares of Common Stock in the private placement were sold to two individual investors for a total of $91,250 in cash. The negotiated offering price of the shares in the private placement was $4.125 per share, which was equal to the closing price of the stock on November 30, 2000.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RAINING DATA CORPORATION
                                      (Registrant)

Dated:  December 15, 2000             By:   /s/ Scott Anderson
                                         ---------------------------------------
                                         Name:  Scott Anderson
                                         Title: Vice President and Secretary


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